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                                                                    Exhibit 23.1


                     [Letterhead of Deloitte & Touche LLP]



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement, dated November 27, 1996, of United USN, Inc. on Form S-1, of our report dated March 15, 1996, accompanying the consolidated financial statements of United USN, Inc. and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Historical Consolidated Financial and Operating Data" and "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP

November 27, 1996
Chicago, Illinois